Exhibit (d)(9)

Schedule A

Amended as of March 1, 2022 to reduce Artisan Sustainable Emerging Markets Fund’s Annual Rate of Fee

Fund	Annual Rate of Fee	Asset Base	Original Effective Date of Agreement	Initial Term End Date
Developing World Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	May 12, 2015	May 12, 2017
Emerging Markets Debt Opportunities Fund	0.750% 0.725% 0.700% 0.675% 0.650%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 17, 2022	February 17, 2024
Floating Rate Fund	0.680% 0.660% 0.640% 0.620% 0.600%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion	November 10, 2021	November 10, 2023
Focus Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 16, 2017	February 16, 2019
Global Discovery Fund	0.975% 0.950% 0.925% 0.900% 0.875%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	August 18, 2017	August 18, 2019
Global Equity Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Global Opportunities Fund	0.900% 0.875% 0.850% 0.825% 0.800%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
Global Unconstrained Fund	0.950% 0.925% 0.900% 0.875% 0.850%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 17, 2022	February 17, 2024
Global Value Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $1 billion $1 billion up to $4 billion $4 billion up to $8 billion $8 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
High Income Fund	0.725% 0.700%	up to $1 billion $1 billion up to $2 billion	March 12, 2014	June 30, 2015

[Schedule A to Second Amended & Restated Investment Advisory Agreement]

Exhibit (d)(9)

	0.675% 0.650% 0.625%	$2 billion up to $3.5 billion $3.5 billion up to $10 billion over $10 billion
International Fund	1.000% 0.975% 0.950% 0.925% 0.900%	up to $500 million $500 million up to $750 million $750 million up to $1 billion $1 billion up to $12 billion over $12 billion	March 12, 2014	June 30, 2015
International Small-Mid Fund	1.050% 1.025% 1.000% 0.975% 0.950%	up to $2 billion $2 billion up to $3 billion $3 billion up to $4 billion $4 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
International Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Mid Cap Value Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Select Equity Fund	0.750% 0.725% 0.700% 0.675% 0.650%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	February 12, 2020	February 12, 2022
Small Cap Fund	1.000% 0.975% 0.950% 0.925%	up to $500 million $500 million up to $750 million $750 million up to $1 billion over $1 billion	March 12, 2014	June 30, 2015
Sustainable Emerging Markets Fund	0.850% 0.825% 0.800% 0.775% 0.750%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion $3.5 billion up to $5 billion over $5 billion	March 12, 2014	June 30, 2015
Value Fund	0.800% 0.760% 0.720% 0.680% 0.640%	up to $50 million $50 million up to $ 100 million $100 million up to $500 million $500 million up to $7.5 billion over $7.5 billion	March 12, 2014	June 30, 2015
Value Income Fund	0.700% 0.675% 0.650%	up to $1 billion $1 billion up to $2 billion $2 billion up to $3.5 billion	February 17, 2022	February 17, 2024

[Schedule A to Second Amended & Restated Investment Advisory Agreement]

Exhibit (d)(9)

0.625% 0.600%	$3.5 billion up to $5 billion over $5 billion

IN WITNESS WHEREOF, ARTISAN PARTNERS FUNDS, INC. and ARTISAN PARTNERS LIMITED PARTNERSHIP have each caused this Schedule A to be signed on its behalf by its duly authorized representative, all as of the day and year first written above.

Artisan Partners Funds, Inc.

By:	/s/ Sarah A. Johnson

Artisan Partners Limited Partnership

By:	/s/ Sarah A. Johnson

[Schedule A to Second Amended & Restated Investment Advisory Agreement]